Dakota Territory Resource Corp Completes Property Acquisition

Company Expands Key Land Position in Homestake District

Reno, Nevada, April 10, 2017 -- **Dakota Territory Resource Corp** (DTRC) ("Dakota Territory" or the "Company") is pleased to announce that the Company has entered into agreements with Trucano Novelty, Inc. to acquire a combination of surface and mineral title to 284 acres located in the Homestake District of the Northern Black Hills of South Dakota.

City Creek Expansion
Approximately 61 acres of Dakota Territory's property acquisition are located immediately to the south and are contiguous to the Company's City Creek Property. The City Creek Property is an iron-formation hosted gold target and is located on the northeastern extension of Homestake formation at a distance approximately one mile from the discovery site of the Homestake Mine. Homestake Mining Company's widely spaced drill programs at the City Creek Property in the 1970's and 1980's produced intersections of gold mineralization in the classic quartz vein, chlorite-arsenopyrite mineralization style of the Homestake Mine.

Maitland Mine Area Acquisition
Dakota Territory has acquired approximately 82 acres located approximately one half mile south of the Company's Blind Gold Property at the western fringe of the historic Maitland Gold Mine. The property is underlain by mineralized Homestake iron-formation and is also known to carry Tertiary-aged gold-silver replacement mineralization extending from the Maitland Mine. Homestake Mining Company drilled numerous core and reverse circulation holes on the property beginning in the 1960's and continuing through the early 1990's.

Homestake Paleoplacer Extension
Located immediately to the north and adjoining the Company's Paleoplacer Property, the Company has added approximately 141 acres covering an additional 2,600 feet of the Homestake Paleoplacer trend.

It has been estimated than more than 10 million ounces of gold were eroded from the Homestake Lode producing rich placer deposits that were subsequently covered by younger sedimentary and igneous rocks. Approximately 1.5 million ounces of the gold eroded from the Homestake Lode have been realized by various means of historic production, including a string of underground paleoplacer mines stretching northward from the Homestake Lode to point that the channel disappears under cover at the Deadbroke Mine.

In the 1980's, Homestake Mining Company drilled at least 27 drill holes on property now controlled by Dakota Territory to explore for the northward extension of the paleochannel under cover. Homestake's programs discovered significant gold mineralization in the channel at a distance approximately 1,800 feet north of the Deadbroke Mine. Over the past two years, Dakota Territory has subsequently utilized historic drill data and research data pertaining to the

unconformity to model the surface terrain that existed at the time of placer deposition to project the paleochannel with a much higher degree of confidence. With its most recent land acquisition, Dakota Territory now controls more than a mile of the channel projection north of the Deadbroke Mine.

The Company's property acquisition is consistent with its business development strategy of expanding its high quality mining interests within the Homestake District. In total, the Company now holds approximately 3,341 acres in the heart of the district. The Company's entire property position is based historic drill data and Dakota Territory Resource Corp Management's 44 years combined mining and exploration experience in the Northern Black Hills with Homestake Mining Company.

Richard Bachman, *Certified Professional Geologist*, has reviewed the technical disclosure contained in this news release and is a Qualified Person of the Company.

About Dakota Territory Resource Corp

Dakota Territory Resource Corp. is a Nevada Corporation with offices located at Reno, Nevada. Dakota Territory is committed to creating shareholder value through the acquisition and responsible exploration and development of high caliber gold properties in the Black Hills of South Dakota.

In terms of total historic US gold production, the Black Hills ranks second only to the Carlin District of northeast Nevada, with the gold production of the Black Hills concentrated in a 100 square mile area known as the Homestake District. Dakota Territory maintains 100% ownership of three mineral properties including the Blind Gold, City Creek and Homestake Paleoplacer Properties, all of which are located in the heart of the Homestake District and cover a total of approximately 3,341 acres. The Blind Gold Property is located approximately 4 miles northwest and on structural trend with the historic Homestake Gold Mine. Through its 125 year production history, the Homestake Gold Mine produced approximately 40 million ounces of gold and is the largest iron-formation-hosted gold deposit in the world

In the 1980's and 1990's Homestake Mining Company undertook a $70 million exploration program managed by Richard Bachman, president and chief executive officer of Dakota Territory that was focused primarily on the search for a repeat of the Homestake Mine. This program successfully discovered significant new gold mineralization beyond the confines of the producing mine, demonstrating repeatability and the potential for additional gold deposits in the Homestake iron-formation host. This program also proved the continuous extension of the Homestake iron-formation to a distance of approximately 4 miles from the producing mine and under the Blind Gold Property.

Dakota Territory Resource Corp is uniquely positioned to leverage Management's extensive exploration and mining experience in the Black Hills of South Dakota with Homestake Mining Company. For more information on Dakota Territory, please visit the Company's website at http://DakotaTRC.com/.

Investor Relations

Investor Relations Contact: For more information, please contact Dakota Territory Resource Corp (775) 747-0667

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission ("SEC") limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. Our property currently does not contain any known proven or probable ore reserves under SEC reporting standards. Our reference above to the various formations and mineralization believed to exist in our property as compared to historical results and estimates from other property in the district is illustrative only for comparative purposes and is no indication that similar results will be obtained with respect to our property. U.S. investors are urged to consider closely the disclosure in our latest reports filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml.

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to: adverse economic conditions, competition, adverse federal, state and local government regulation, inadequate capital, inability to carry out research, development and commercialization plans, loss or retirement of key executives and other specific risks. To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Readers are advised to review our filings with the Securities and Exchange Commission that can be accessed over the Internet at the SEC's website located at http://www.sec.gov.